UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2025 (April 30, 2025)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 W 57th St, #33B New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-6377

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On April 30, 2025, DarioHealth Corp. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company as borrower, the financial institutions party thereto from time to time as lenders, and Callodine Commercial Finance, LLC (in its capacity as agent for all lenders, “Agent”, and collectively with other lenders, “Lenders” and each a “Lender”). Under the terms of the Credit Agreement, each Lender agreed to make a multi-draw term loan to the Company (each a “Term Loan”) in which the Company borrowed $32.5 million at the time of closing on April 30, 2025. In addition, the Company may at its option draw an aggregate of up to an additional $17.5 million, with $2.5 million of such additional Term Loan being subject to the achievement of certain revenue and gross margin thresholds and an additional $15.0 million of such additional Term Loan being subject to the discretion of the Agent and the Lenders. The Credit Agreement has a five-year term that matures in April 2030.

All obligations under the Credit Agreement are guaranteed by the Company’s subsidiaries (each a “Grantor”). All obligations under the Credit Agreement, and the guarantees of those obligations, are secured by substantially all of the Company's and the Grantors’ assets. In the event of a default set forth in the Credit Agreement, the Agent may apply all or any part of the proceeds of collateral to the payment of the obligations in the order and priority as determined by the Agent in its sole discretion.

The outstanding principal balance under the loan shall bear interest at a per annum rate of interest equal to (i) the Term SOFR Rate (as defined in the Credit Agreement) plus (ii) seven and three-quarters of one percent (7.75%). Upon maturity and/or upon an event of default (or upon any acceleration), interest shall automatically accrue without notice to the Company at a rate per annum equal to the lesser or (i) three percent (3%) over the Contract Rate (as defined in the Credit Agreement), or (ii) the maximum rate of interest permitted to be charged by applicable laws or regulations until paid. The Company will pay certain fees with respect to the Term Loan, including a closing fee, an exit fee, and an agent fee. Voluntary prepayments of the Term Loan prior to the third anniversary of the closing are also subject to certain pre-payment penalties.

The Credit Agreement contains customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; bankruptcy and insolvency events; material monetary judgment defaults; impairment of any material definitive loan documentation; other material adverse effects; key person events and change of control.

The Credit Agreement also contains a number of customary representations, warranties and covenants that, among other things, will limit or restrict the ability of the Company and its subsidiaries to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; and enter into certain restrictive agreements.

In connection with the funding of the closing amount, the Company agreed to issue for the Lenders, or their affiliates, warrants (the “Warrants”) to purchase an aggregate of 2,114,140 shares of the Company’s common stock, with an exercise price of $0.8278, which shall have a term of seven years from the issuance date. In addition, up to $2.5 million of the Term Loan, including any additional draw amounts, can be converted into shares of the Company’s common stock at a price of $0.9933 per share. The Company agreed to provide the holders of the Warrant piggy-back registration rights.

As a result of the execution of the Credit Agreement and the funding of the Term Loan, the Company satisfied its prior Loan and Security Agreement, and Supplement thereto, as amended (the “LSA”), executed by and between the Company and its subsidiary, PsyInnovations Inc. and Avenue Venture Opportunities Fund II, L.P. and Avenue Venture (collectively, “Avenue”) and the LSA with Avenue was terminated.

The foregoing description of the terms of the Credit Agreement and the Warrants are not intended to be complete and are qualified in their entirety by reference to the Credit Agreement and the Warrants, copies of which are attached hereto as Exhibit 10.1 and 4.1, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1^	Form of Warrant.
10.1^	Credit Agreement, dated April 30, 2025, by and among the Company, as borrower, Callodine Commercial Finance, LLC, as agent and lender, and the financial institutions party thereto from time to time as lenders.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

^ Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to DarioHealth Corp. if publicly disclosed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2025	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary